UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   June 24, 2026

KORU Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-12305	13-3044880
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Corporate Drive, Mahwah, NJ	07430
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code   (845) 469-2042

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
common stock, $0.01 par value	KRMD	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  [_]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [_]

Item 1.01. Entry into a Material Definitive Agreement

On June 24, 2026, KORU Medical Systems, Inc. (the “Company”) entered into that certain Amendment No. 1 to Amended and Restated Manufacturing and Supply Agreement (the “Amendment”) with Command Medical Products, LLC (“Command”), which amends that certain Amended and Restated Manufacturing and Supply Agreement dated January 1, 2024 between the Company and Command (the “Agreement”). Under the Agreement, Command manufactures and supplies the Company’s subassemblies, needle sets and tubing products pursuant to the Company’s specifications and purchase orders (the “Products”). The Amendment amends certain provisions of the Agreement for purposes of, among other things, (i) extending the initial term of the Agreement, (ii) modifying various pricing and payment terms, including Product pricing, annual price adjustments and application of pass-through cost savings, (iii) establishing each party’s rights and obligations with respect to a second manufacturing site, including the obligation for Command to obtain and qualify such second manufacturing site by December 31, 2027 and the Company’s right to terminate the Agreement in the event Command fails to do the same (subject to a thirty (30) day cure period), (iv) establishing Command as the exclusive manufacturer of a limited set of Products, (v) broadening the applicability of the wind-up period rights and obligations, (vi) clarifying the intellectual property ownership between the parties and the corresponding intellectual property licenses granted under the Agreement; (vii) making the assignment rights mutual, and (viii) removing the non-competition provision.

The initial term of the Agreement now expires by its terms on December 31, 2031, however the term of the Agreement will still automatically renew for successive one-year periods unless one party elects not to renew by providing the other party with at least one hundred and eighty (180) days prior notice of its intent not to renew the Agreement.  Each party’s termination rights remain unchanged, where either party may terminate the Agreement (i) upon a material breach by the other Party that has not been cured within 45 days, (ii) upon the bankruptcy or insolvency of the other party, (iii) in the event of force majeure continuing for at least thirty (30) days, or (iv) as otherwise expressly set forth in the Agreement. The Amendment provides the Company an additional right to terminate the Agreement in the event Command fails to satisfy the requirements for the second manufacturing site and does not cure such failure within thirty (30) days.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Amendment No. 1 to Amended and Restated Manufacturing and Supply Agreement effective as of June 24, 2026, entered into on June 24, 2026, between KORU Medical Systems, Inc. and Command Medical Products, LLC (filed herewith)

104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KORU Medical Systems, Inc. (Registrant)

Date: June 30, 2026	By:	/s/ Thomas Adams
Thomas Adams Chief Financial Officer